Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-249719 on Form S-11 of our report dated March 26, 2021, relating to the financial statements of Starwood Real Estate Income Trust, Inc. appearing in the Annual Report on Form 10-K of Starwood Real Estate Income Trust, Inc. for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

May 20, 2021